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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2003 relating to the consolidated financial statements, which appears in the 2002 Annual Report to Shareholders of Philadelphia Suburban Corporation, which is incorporated by reference in Philadelphia Suburban Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.



PricewaterhouseCoopers LLP

Philadelphia, PA
August 5, 2003